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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      January 12, 2001
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                             Berger Holdings, Ltd.
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               (Exact Name of Registrant as Specified in Charter)


         Pennsylvania                  000-12362             23-2160077
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(State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)             File Number)            Identification No.)

805 Pennsylvania Boulevard, Feasterville, PA                      19053
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code    (215) 355-1200
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

          On January 12, 2001, the Company entered into an Exchange Agreement (the "Exchange Agreement") with Argosy Investment Partners, L.P. ("Argosy") pursuant to which Argosy surrendered the Company's 12.25% Subordinated Debenture in the principal amount of $500,000 held by Argosy and was issued 250,000 shares of the Company's common stock (the "Argosy Shares"). Argosy also surrendered a warrant for the purchase of 60,000 shares of the Company's common stock and agreed to the amendment and restatement of the Company's 10% Convertible Subordinated Debenture in the principal amount of $1,500,000 held by Argosy to delete the conversion provisions (as amended and restated, the "Amended Debenture"). A copy of the Exchange Agreement was filed on February 7, 2001 as
Exhibit 10 to Argosy's amended Schedule 13D, and a copy of the Amended Debenture was filed therewith as Exhibit A to the Exchange Agreement.

          The Argosy Shares were issued on January 12, 2001 (the "Sale"). No underwriters were involved in the Sale and no cash consideration or proceeds other than as described above were derived from the Sale. The Sale was exempt from registration under Sections 3(a)(9) and 4(2) of the Securities Act of 1933,
as amended.   The Exchange Agreement imposes certain registration obligations on the Company with regard to the Argosy Shares.

          As previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, the Company entered into an Exchange Agreement (the "Finova Agreement," a copy of which was filed therewith as Exhibit 10(a)) on September 29, 2000 with FINOVA Mezzanine Capital Inc. f/k/a Sirrom Capital Corporation ("Finova") pursuant to which: (a) the Company's 10% Convertible Subordinated Debenture in the principal amount of $2,500,000 held by Finova was amended and restated to (i) increase the interest rate from 10% to 11%, (ii) delete the conversion provisions, and (iii) provide for a prepayment premium; (b) a stock purchase warrant for the purchase of 240,000 shares of the Company's common stock held by Finova was canceled; and (c) 125,000 unregistered shares of the Company's common stock (the "Finova Shares") were issued to Finova.

          Under the terms of the Finova Agreement, the Finova Shares were subject to Finova's right to require the Company to purchase the Finova Shares at a purchase price of $2.00 per share by giving notice to the Company of the exercise of that right at any time up to and until December 20, 2000 (the "Put"). On December 6, 2000, Finova gave notice to the Company of its exercise of the Put and, on December 20, 2000, the Company purchased all 125,000 of the Finova Shares at $2.00 per share.

          On February 7, 2001, the Company purchased from four individuals certain warrants for the purchase of an aggregate of 100,000 shares of the Company's common stock at exercise prices ranging from $3.25 to $4.65 per share. The purchase price paid by the Company for these warrants was $0.25 per warrant, for a total consideration of $25,000.

          As of February 7, 2001, pursuant to the Company's stock repurchase program, the Company has purchased on the open market a total of 486,800 shares of its common stock, which
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number, when added to the 125,000 shares of common stock repurchased from Finova as described above, totals 611,800 shares of common stock repurchased by the Company. In addition, since September 30, 2000, through transactions involving the repurchase and/or cancellation of warrants and conversion rights, each as described above, the potential for the issuance of up to a total of 1,341,176 shares of the Company's common stock has been eliminated.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

          Exhibit 10 Exchange Agreement, dated January 12, 2001, by and between Berger Holdings, Ltd. and Argosy Investment Partners, L.P., including as Exhibit A thereto the form of amended and restated debenture (incorporated by reference to the amended Schedule 13D filed by Argosy Investment Partners, L.P. on February 7, 2001)
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Berger Holdings, Ltd.
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                                    (Registrant)


Date: February 8, 2001
                              By:  /s/ Joseph F. Weiderman
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                                  Joseph F. Weiderman
                                  President
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                                 EXHIBIT INDEX
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Exhibit     Description                                    Method of Filing
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Exhibit 10  Exchange Agreement, dated January 12, 2001,    Incorporated by
            by and between Berger Holdings, Ltd. and       reference to Exhibit
            Argosy Investment Partners, L.P., including    10 to the amended
            as Exhibit A thereto the form of amended and   Schedule 13D filed by
            restated debenture                             Argosy Investment
                                                           Partners, L.P. on
                                                           February 7, 2001